UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 22, 2011

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Phoenix Drive
Ann Arbor, Michigan 48108
 (Address of Principal Executive Offices and Zip Code)

(734) 477--1100
(Registrant’s Telephone Number, including Area Code)

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors and Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2011, Borders Group, Inc. (the “Company”) received approval from the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) to implement new management retention and incentive compensation plans designed to assist the Company in retaining  its current executive officers and key employees during the pendency of the Company’s Chapter 11 bankruptcy proceedings and to provide an incentive for management to successfully restructure the Company through an approved plan of reorganization or going concern sale.  The Bankruptcy Court further authorized the payment of bonuses to certain officers of the Company provided for in employment agreements between the Company and such officers.

Key Employee Incentive Plan

The Bankruptcy Court authorized the Company to implement a Key Employee Incentive Plan (“KEIP”) intended to help us retain key officers during the Chapter 11 reorganization process and to provide an incentive payable upon our successful emergence from bankruptcy protection.   The KEIP covers 15 key executives who are critical to our restructuring and reorganization efforts.  The Company formulated the KEIP based on advice from Mercer (US) Inc. (“Mercer”), a leading global compensation consulting firm.

The Bankruptcy Court approved the two separate plans under the KEIP:

Management Plan

Our ten Vice Presidents may earn 40% of their base compensation that was in effect on the February 16, 2011, if the Company achieves the following goals:

•	Cost Savings:

o
real estate lease amendments after February 16, 2011 and before May 31, 2011 that provide at least $10 million of annualized rent reductions for each of 2011 and 2012 (excluding any rent reductions allocable to store closings); or

o
implementation of  non-headcount annualized cost reductions associated with either contract rejection or renegotiation (excluding the real estate lease amendments above and any rejections of contracts or leases associated with any closing stores) of $10 million by June 30, 2011; and

•	Disposition:

o	the Bankruptcy Court enters an order approving a sale of substantially all of the Company’s assets as a going concern, which sale must be consummated within 60 days thereafter; or

o
the Bankruptcy Court enters an order confirming a plan of reorganization resulting in an ongoing business, including the continued operation of substantially all of current remaining stores, which plan must go effective within 30 days thereafter.

The qualifying transaction (sale or plan of reorganization) must be supported by the official committee of unsecured creditors in the Company’s bankruptcy proceedings (the “UCC”) in its sole discretion and must be approved by order of the Bankruptcy Court entered no later than November 16, 2011.

Senior Management Plan

Our top five senior executives may earn a bonus of (i) 75% of their base compensation that was in effect on the February 16, 2011 if the above cost savings and disposition goals are met no later than August 16, 2011 or (ii) 55% of their base salary if the goals summarized above are achieved and approved by the Bankruptcy Court no later than November 16, 2011.

Additionally, if a qualifying transaction results in value (as defined below) available for distribution to general unsecured creditors (after payment of all secured, administrative and priority claims), senior management participants will receive an additional bonus in accordance with the following schedule:

•	value of $73 million, but less than $85 million, an additional 75% of their base compensation;

•	value of $85 million, but less than $95 million, an additional 100% of their base compensation; or

•	value of $95 million or more, an additional 125% of their base compensation.

In order to constitute “value,” the UCC will consider:

•	cash;

•	securities in a company, other than reorganized Borders, all of which will be acceptable to the UCC in its absolute and sole discretion;

•	a note payable from a payor all of which will be acceptable to the UCC in its absolute and sole discretion; or

•	potentially equity securities in reorganized Borders if the valuation were acceptable to the UCC in its absolute and sole discretion, including the terms and valuation of such securities.

No bonuses will be paid under the Management Plan or the Senior Management Plan in the event of a liquidation.  Additionally, if any portion of the KEIP is paid, management will waive their right to seek or request payment of any other form of bonus, severance pay, change of control or other termination benefits. The maximum potential aggregate payout under the KEIP is $5.8 million.

The foregoing description of the KEIP does not purport to be complete and is qualified in its entirety by reference to the KEIP, a copy of which are attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference

Key Employee Retention Plan

The Bankruptcy Court also approved our implementation of a Key Employee Retention Plan (“KERP”) covering approximately 25 of our director-level employees who we have determined are critical to our business and reorganization.  Additionally, a small number of other key employees may participate in a discretionary pool under the KERP based upon the judgment of our Executive Committee, comprised of our five highest-level executive officers.  Like the KEIP, the KERP was formulated based on advice from Mercer.  We estimate that the total aggregate payout under the KERP will be approximately $1.2 million.

Pre-Petition Employment Agreements

In connection with the Bankruptcy Court’s April 22 order, we withdrew a  request for the Company to assume the employment agreements of Scott D. Henry, the Company’s Executive Vice President and Chief Financial Officer, Michele M. Cloutier, the Company’s Executive Vice President and Chief Merchandising Officer, Jason Cline, Vice President of Financial Planning and Analysis of the Company, and Glen Tomaszewski, the Company’s Vice President, Chief Accounting Officer and Controller, entered into prior to the filing of the Company’s Chapter 11 bankruptcy petition.

The Bankruptcy Court authorized the payment to these officers of part or all of their respective bonuses provided for in their pre-petition employment agreements in the following dollar amounts: Mr. Henry, $100,000; Ms. Cloutier, $100,000; Mr. Cline, $75,000 and Mr. Tomaszewski, $100,000.   Half of the foregoing amounts will be payable on May 22, 2011 (30 days after the entry of the Bankruptcy Court’s order) and the other half payable on July 21, 2011 (90 days after the entry of the Bankruptcy Court’s order).   In order for each of these individuals to be entitled to their bonus, the individual must be an employee in good standing on the date the payment is due.

Item 9.01.         Financial Statements and Exhibits.

           (c)           Exhibits.

Exhibit No.	Description

10.1	Borders Group, Inc. Key Employee Incentive Plan

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2011	BORDERS GROUP, INC.

	By:	/s/ Scott D. Henry
Scott D. Henry
Executive Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Borders Group, Inc. Key Employee Incentive Plan